Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
    (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United
                                   States Code)


     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of GWL&A Financial Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

     The Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:       March 30, 2004         /s/ William T. McCallum
                                    -----------------------
                                         William T. McCallum
                                         President and Chief Executive Officer

Dated:       March 30, 2004         /s/ Mitchell T.G. Graye
                                    -----------------------
                                         Mitchell T.G. Graye
                                         Executive Vice President
                                         and Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.